UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2014

InterCloud Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1030 Broad Street Suite 102 Shrewsbury, NJ 07702	07702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 898-6308

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 8, 2014, InterCloud Systems, Inc., a Delaware corporation (the “Company”, “we,” “us,” or “our”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), with the investor party thereto (the “Buyer”), whereby we issued to the Buyer (i) an aggregate of 860,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a price of $5.00 per share and (ii) a warrant, initially exercisable for up to 300,000 shares of Common Stock (the “Warrant Shares”), subject to adjustment as set forth therein (the “Warrant”). The exercise price of the Warrant is $5.00 per share, subject to adjustment as set forth therein. The Warrant expires on the date that is the earlier of (i) the later of (x) the fifteenth (15th) Trading Day (as defined therein) after the date a registration statement registering all of the Shares and Warrant Shares is declared effective by the U.S. Securities and Exchange Commission (the “SEC”) and (y) December 31, 2014, and (ii) such earlier date as set forth in a written agreement of the Company and the Buyer; provided, that any such date shall be extended as set forth in the Warrant. The proceeds of the private placement were used to complete the Company’s recently announced acquisition of VaultLogix, LLC.

Aegis Capital Corp. (the “Placement Agent”) served as the placement agent in connection with this private placement and, in exchange for its services, earned a placement agent fee equal to 2% of the proceeds from the private placement. 15.5 Partners LLC, whose member entities are controlled by senior management personnel of the Placement Agent, owns 50% of the membership interests of the Buyer.

In connection with the Securities Purchase Agreement, the Company entered into a Registration Rights Agreement with the Buyer, dated October 8, 2014 (the “Registration Rights Agreement”), pursuant to which we agreed to register the resale of the Shares and Warrant Shares held by the Buyer with the SEC.

The foregoing description of the Securities Purchase Agreement, the Warrant and the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of such agreements, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated by reference herein. The provisions of the Securities Purchase Agreement, the Warrant and the Registration Rights Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about our current state of affairs. Rather, investors and the public should look to other disclosures contained in our filings with the SEC.

Item 3.02. Unregistered Sales of Equity Securities

The information provided under Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the Shares and the Warrant to the Buyer under the Securities Purchase Agreement was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated October 8, 2014, between InterCloud Systems, Inc., a Delaware corporation, and the Buyer party thereto.

10.2	Form of Warrant, dated as of October 8, 2014, to initially purchase up to 300,000 shares of Common Stock, issued by InterCloud Systems, Inc., a Delaware corporation, to the Holder party thereto.

10.3	Registration Rights Agreement, dated October 8, 2014, between InterCloud Systems, Inc., a Delaware corporation, and the Buyer party thereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCLOUD SYSTEMS, INC.

Date: October 10, 2014	By:	/s/ Mark E. Munro
Mark E. Munro Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated October 8, 2014, between InterCloud Systems, Inc., a Delaware corporation, and the Buyer party thereto.

10.2	Form of Warrant, dated as of October 8, 2014, to initially purchase up to 300,000 shares of Common Stock, issued by InterCloud Systems, Inc., a Delaware corporation, to the Holder party thereto.

10.3	Registration Rights Agreement, dated October 8, 2014, between InterCloud Systems, Inc., a Delaware corporation, and the Buyer party thereto.

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